Exhibit 6.21


THE SALE AND ISSUANCE OF THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS PROMISSORY NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                                 BIOFIELD CORP.
                             DEMAND PROMISSORY NOTE


$475,000.00                                                      January 3, 2003

                  The undersigned, Biofield Corp., a Delaware corporation (the "Company"), promises to pay to David M. Long Jr. Separate Property Trust (the "Holder"), on demand, by wire transfer of immediately available funds to such account as the Holder may designate, the principal sum of FOUR HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($475,000.00) (the "Principal Amount"), together with interest on the then unpaid Principal Amount outstanding.

1. Interest. Interest on the Principal Amount outstanding from time to time shall accrue, in arrears, at the rate of ten percent (10%) per annum.

2. Maturity. The outstanding Principal Amount, plus all unpaid accrued interest thereon, shall be due and payable in cash on demand.

3. Enforcement Expenses. The Company agrees to pay all out-of-pocket costs and expenses incurred by the Holder in connection with the enforcement of this Note, including, without limitation, all reasonable attorneys' fees and expenses.

4.       Waivers.

         (a) Failure by the Holder to insist upon the strict performance by the Company of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Company of any of the terms and provisions herein.

         (b) The Company waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note.

5. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law provisions).

6. Headings. Section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

                                       Biofield Corp.



                                       By: /s/ JOHN D. STEPHENS
                                           -------------------------------------
                                           Name:  John D. Stephens
                                           Title: Senior Vice President and
                                                  Chief Operating Officer

                                       34